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                                                                      Exhibit 21

Banana Republic (Apparel) Inc.                        California
Banana Republic (California) LLC                      Delaware
Banana Republic (East) L.P.                           California
Banana Republic (Florida) LLC                         California
Banana Republic (Holdings) Inc.                       California
Banana Republic (ITM) Inc.                            California
Banana Republic (New York) LLC                        Delaware
Banana Republic Direct, Inc.                          California
Banana Republic, Inc.                                 Delaware
GPS (Bermuda) Insurance Services Limited              Bermuda
GPS (Great Britain) Limited                           England and Wales
GPS (Maryland), Inc.                                  Maryland
GPS Brand Services, Inc.                              California
GPS Consumer Direct, Inc.                             California
GPS Corporate Facilities, Inc.                        California
GPS Employee Services, Inc.                           California
GPS Management Services, Inc.                         California
GPS Park Restaurant, Inc.                             California
GPS Real Estate, Inc.                                 California
GPS Realty Company Inc.                               Delaware
GPS Sourcing (South Africa) (Proprietary) Limited     Durban, South Africa
GPSDC (CADC) LLC                                      California
GPSDC (Fresno) LLC                                    California
GPSDC (New York) Inc.                                 Delaware
GPSDC (WDC) LLC                                       California
Gap (Apparel), Inc.                                   California
Gap (Canada) Inc.                                     Canada
Gap (Deutschland) GmbH                                Dusseldorf, Germany
Gap (ESO) Limited                                     England and Wales
Gap (Florida) LLC                                     California
Gap (France) S.A.S.                                   Paris, France
Gap (Georgia) L.P.                                    California
Gap (ITM) Inc.                                        California
Gap (Indiana) L.P.                                    California
Gap (Ireland) Limited                                 Dublin, Ireland

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Gap (Japan) K.K.                                      Tokyo, Japan
Gap (Kentucky) L.P.                                   California
Gap (Netherlands) B.V.                                Amsterdam, The Netherlands
Gap (Puerto Rico), Inc.                               Puerto Rico
Gap (RHC) B.V.                                        Amsterdam, The Netherlands
Gap (Tennessee) L.P.                                  California
Gap (Texas) L.P.                                      California
Gap (UK Distribution) Limited                         England and Wales
Gap (UK Holdings) Limited                             England and Wales
Gap (UK Lettings) Limited                             England and Wales
Gap (UK) Limited                                      England and Wales
Gap (Wisconsin) L.P.                                  California
Gap Direct, Inc.                                      California
Gap Holdings, Inc.                                    California
Gap International B.V.                                Amsterdam, The Netherlands
Gap International Sourcing (Americas) LLC             California
Gap International Sourcing (California) Inc.          California
Gap International Sourcing (Holdings) Limited         Hong Kong
Gap International Sourcing (Honduras) S.A. de C.V.    Honduras
Gap International Sourcing (JV) LLC                   California
Gap International Sourcing (Mexico) S.A. de C.V.      Mexico
Gap International Sourcing (Thailand) Limited         Thailand
Gap International Sourcing (U.S.A.) Inc.              California
Gap International Sourcing FZE                        Free Zone, United Arab
                                                       Emirates
Gap International Sourcing Limited                    Hong Kong
Gap International Sourcing Pte. Ltd.                  Singapore
Gap International Sourcing, Inc.                      California
Gap International Sourcing, Srl.                      Florence, Italy
Gebe S.A.R.L.                                         Paris, France
Goldhawk B.V.                                         Amsterdam, The Netherlands
La Mer S.A.                                           Paris, France
Maravan S.A.R.L.                                      Paris, France
Melanie Rennes Saint Germain SARL                     Paris, France
Old Navy (Apparel) Inc.                               California
Old Navy (California) LLC                             Delaware
Old Navy (Canada) Inc.                                Canada
Old Navy (East) L.P.                                  California
Old Navy (Florida) LLC                                California
Old Navy (Holdings) Inc.                              California
Old Navy (ITM) Inc.                                   California
Old Navy (Puerto Rico) Inc.                           Puerto Rico
Old Navy Direct, Inc.                                 California
Old Navy Inc.                                         Delaware

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The Fisher Gap Stores Inc.                                     California
The Gap Limited                                                England and Wales
WCB Twenty-Eight Limited Partnership                           Delaware